EXHIBIT 99.1

Rockwell Medical Technologies, Inc. Reports Fourth Quarter 2007 Results; Year-end Sales Increase 50 Percent

WIXOM, Mich., March 6, 2008 (PRIME NEWSWIRE) -- Rockwell Medical Technologies, Inc. (Nasdaq:RMTI), a leading, innovative manufacturer and developer of renal drug therapies and essential dialysate products, reported record fourth quarter 2007 sales of $11.95 million, up 29.5% as compared to $9.2 million for the same period of 2006. Loss per share for the fourth quarter was ($.09) vs. ($.10) for the same period of 2006.

Year end 2007 results were highlighted by record sales of $43 million, increasing over 50% as compared to $28.6 million in 2006. Loss for the year ended 2007 was ($.32) vs. ($.41) in 2006.

Highlights:

 Fourth Quarter
   * Record quarterly revenue $11,948,905 up 29.5% over fourth quarter 2006.
   * Sequential revenue growth of 7.9% over third quarter 2007.
   * Loss per share ($.09) a $.01 improvement compared to ($.10)
     in 2006.

 Year End 2007
   * Revenue increased to $43 million, up 50% in 2007 compared to
     2006.
   * Domestic sales increased greater than 70% in 2007.
   * Research and development costs were $3.26 million in 2007.
   * Loss per share ($.32) a $.09 improvement compared to ($.41)
     in 2006.
   * RMTI stock upgraded to the Nasdaq Global Market Exchange in
     January 2007.

 Renal Drug Therapy Development-SFP
   * Commenced Phase II-b clinical study.
   * Raised gross proceeds of $12.9 million in November 2007 to fund on-going FDA clinical trial.
   * Completed protocol to begin NIH-funded study.
   * Completed pre-clinical safety pharmacology and toxicology studies for SFP.
   * Received final safety pharm/toxicology reports demonstrating strong safety profile for SFP.
   * Patent grants received for Japan and Mexico.

Mr. Robert L. Chioini, Chairman and CEO stated, "Our fourth quarter marked a significant milestone for our SFP drug development program. We commenced our Phase II-b human clinical study and successfully completed a capital raise of nearly $13 million, which we expect will fund our current FDA clinical development program."

Mr. Chioini also stated, "Our concentrate sales increased significantly in 2007 but rising inflation in our primary cost drivers temporarily pressured our gross margins in the fourth quarter. Going forward, we anticipate margin improvement in our concentrate business as we pass on inflationary costs to our customer base, and we expect to continue to solidify our market position which is currently over 26% of the dialysis provider market."

Rockwell will be hosting a conference call to review its 2007 and fourth quarter results on Thursday, March 6, 2008 at 11:00 am EST. Investors are encouraged to call in several minutes in advance at (888) 661-5174 to hear the call or they may listen on the web at the following link: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=30039&c=RMTI&mediakey=2ABCD2DFF357359EB5B2BDFF66F876B3&e=0

See www.rockwellmed.com for more details and playback options.

Rockwell Medical Technologies, Inc. is a leading, innovative manufacturer and developer of renal drug therapies and critical products focused on improving the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work and who suffer from chronic kidney failure, a condition also known as end-stage-renal-disease (ESRD). There are an estimated 360,000 ESRD patients in the United States growing approximately 3-5% on average each year. There are approximately 2 million ESRD patients world-wide. Rockwell's products are used to maintain life, removing toxins and replacing nutrients in the dialysis patient's bloodstream. Rockwell has licensed and is currently developing proprietary renal drug therapies for both iron-delivery and carnitine/vitamin-delivery, utilizing its dialysate as the delivery mechanism. These exclusive renal drug therapies support disease management initiatives to improve the quality of care for dialysis patients and are designed to deliver safe and effective therapy to patients while decreasing nursing time and supply cost. The Company offers the proprietary Dri-Sate(r) Dry Acid Concentrate Mixing System, RenalPure(r) Liquid Acid Concentrate, SteriLyte(r) Liquid Bicarbonate Concentrate, RenalPure(r) Powder Bicarbonate Concentrate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at www.rockwellmed.com for more information.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "projected," "intend" or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. While we believe these forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements which are based on information available to us on the date of this release. Because these forward looking statements are based upon estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors which could cause such a difference include, without limitation, the risk factors and other risks and uncertainties set forth in the Company's SEC filings, including its Form 10-KSB for the year ended December 31, 2006 and its Forms 10-Q filed during 2007. The forward- looking statements should be considered in light of these risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by law.

           Rockwell Medical Technologies, Inc. and Subsidiary

                      Consolidated Income Statements

                   For the three and twelve months ended
                 December 31, 2007 and December 31, 2006

                             (Whole dollars)
                               (Unaudited)

                                              Three Months Ended
                                       Dec. 31, 2007     Dec. 31, 2006
                                       -------------      -------------
 Sales                                 $  11,948,905      $  9,228,502
 Cost of Sales                            11,073,295         8,268,797
                                       -------------      ------------
   Gross Profit                              875,610           959,075
 Selling, General and Administrative       1,084,987           748,675
 Research and Product Development            944,281         1,396,333
                                       -------------      ------------
   Operating (Loss)                       (1,153,658)       (1,185,503)
 Interest Expense (Income), net                9,185           (30,468)
                                       -------------      ------------
   Net (Loss)                           ($ 1,162,843)     ($ 1,155,035)
                                       =============      ============
 Basic Earnings (Loss) per Share             ($  .09)          ($  .10)

 Diluted Earnings (Loss) per Share           ($  .09)          ($  .10)

                                                   Year Ended
                                       Dec. 31, 2007     Dec. 31, 2006
                                       -------------      -------------
 Sales                                 $  43,045,304     $  28,638,859
 Cost of Sales                            40,015,466        25,837,294
                                       -------------      ------------
   Gross Profit                            3,029,838         2,801,565
 Selling, General and Administrative       3,374,458         2,661,419
 Research and Product Development          3,263,733         4,777,976
                                       -------------      ------------
   Operating (Loss)                       (3,608,353)       (4,637,830)
 Interest Expense (Income), net              110,542           (62,851)
                                       -------------      ------------
   Net (Loss)                           ($ 3,718,895)     ($ 4,574,979)
                                       =============      ============
 Basic Earnings (Loss) per Share             ($  .32)          ($  .41)

 Diluted Earnings (Loss) per Share           ($  .32)          ($  .41)

              Rockwell Medical Technologies, Inc. and Subsidiary

                        Consolidated Balance Sheets

                As of December 31, 2007 and December 31, 2006

                                         December 31,     December 31,
     ASSETS                                  2007             2006
                                        -------------     ------------
 Cash and Cash Equivalents              $ 11,097,092      $  2,662,873
 Accounts Receivable, net of a
  reserve of $66,085 in 2007
  and $72,500 in 2006                      4,687,229         3,474,402
 Inventory                                 2,559,051         2,660,098
 Other Current Assets                        302,573           261,473
                                        ------------      ------------
     Total Current Assets                 18,645,945         9,058,846

 Property and Equipment, net               2,840,331         2,587,771
 Intangible Assets                           270,446           457,846
 Goodwill                                    920,745           920,745
 Other Non-current Assets                    125,667           127,625
                                        ------------      ------------
      Total Assets                      $ 22,803,134      $ 13,152,833
                                        ============      ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Notes Payable & Capitalized
  Lease Obligations                     $    194,239      $    369,551
 Accounts Payable                          2,982,899         2,920,258
 Accrued Liabilities                       1,122,737         1,114,592
 Customer Deposits                           337,396            48,274
                                        ------------      ------------
      Total Current Liabilities            4,637,271         4,452,675

 Long Term Notes Payable &
  Capitalized Lease Obligations              204,837           326,045

      Shareholders' Equity:
 Common Shares, no par value,
  13,815,186 and 11,500,349 shares
  issued and outstanding                  33,415,106        23,147,709
 Common Share Purchase Warrants,
  1,204,169 and 0 shares issued
  and outstanding                          3,038,411                --
 Accumulated Deficit                     (18,492,491)      (14,773,596)
                                        ------------      ------------
       Total Shareholders' Equity         17,961,026         8,374,113
                                        ------------      ------------
      Total Liabilities And
       Shareholders' Equity             $ 22,803,134      $ 13,152,833
                                        ============      ============

CONTACT:  Rockwell Medical Technologies, Inc.
          Ron Aubrey - IR
            (866) 565-6139
          Tom Klema - CFO
            (248) 960-9009